UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

iGo, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 North Perimeter Dr., Suite 200, Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 596-0061

(Address of principal executive offices and Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2012, the Board of Directors and the Compensation and Human Resources Committee of the Board of Directors of iGo, Inc. (the “Company’) approved the following actions:

1. The base salaries of Darryl S. Baker, Vice President, Chief Financial Officer and Treasurer, Brian Dennison, Vice President, Americas Sales, and Brian M. Roberts, Vice President, General Counsel and Secretary were modestly increased for 2012.

2. Seth Egorin and Phil Johnson were promoted to the positions of Vice President, Marketing & Strategic Planning and Vice President, Product Development, respectively, and new base salary levels were established for them so that their compensation is essentially on par with other senior executives. Copies of the Amended and Restated Employment Agreements between each of Messrs. Egorin and Johnson and the Company are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

3. Equity grants were made in the form of stock options to each of Messrs. Baker, Dennison, Roberts, Egorin and Johnson, which grants vest ratably over three years. A copy of the form Stock Option Agreement setting forth the terms and conditions of these grants is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

4. The base salary for Michael D. Heil, Chief Executive Officer, was decreased by $47,000 for 2012, compared to 2011. Mr. Heil agreed to this reduction in salary. A copy of the amendment to Mr. Heil’s Employment Agreement reflecting this change is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

5. The 2012 Bonus Program was approved to establish bonus targets as a percentage of base salary. A copy of the 2012 Bonus Program is attached hereto as Exhibit 10.5 and is incorporated herein by reference. Any bonus payments earned by Messrs. Heil, Baker, Dennison and Roberts will be paid in shares of Company stock in lieu of cash payments. Any bonus payments earned by Messrs. Egorin and Johnson, and any commission payments earned by Mr. Dennison, will be paid in cash.

The table attached hereto as Exhibit 10.6, which is incorporated herein by reference, sets forth further information regarding these compensation changes, stock-based awards and bonus targets for 2012.

Messrs. Egorin and Johnson joined the Company in connection with its acquisition of AERIAL7 Industries, Inc. (“Aerial7”), a designer and marketer of headphones for mobile electronic devices and professional audio equipment, in 2010.

Seth Egorin (age 33) joined the company as General Manager of the Audio Division upon the Company’s acquisition of Aerial7 in October 2010 and was appointed Vice President of Marketing and Strategic Planning in April 2012. Mr. Egorin was one of the founders of Aerial7 in 2008 and served as its Chief Executive Officer, overseeing the business strategy and all day-to-day operations. In October 2011, Mr. Egorin was promoted to Sr. Director of Marketing for the Company with responsibility for the Company’s overall marketing efforts. Prior to founding Aerial7, from August 2005 to July 2007, Mr. Egorin was an early employee with Amp’d Mobile, a startup in the cellular mobile virtual network operator industry, and served in various marketing roles within the organization. Mr. Egorin also spent several years as a consultant with Accenture, working on a broad range of strategic and operational projects with clients in the Technology and Telecommunications Division. Mr. Egorin holds a B.A. in Finance and Leadership Studies from the University of Richmond and an M.B.A. from the Yale School of Management.

Phil Johnson (age 50) joined the Company as Senior Creative Director upon the Company’s acquisition of Aerial7 in October 2010 and was appointed Vice President of Product Development in April 2012. Mr. Johnson was one of the founders of Aerial7 in 2008 and responsible for creating its brand and overseeing design, product development and brand initiatives. In October 2011, Mr. Johnson was promoted to Senior Director of Product Development for the Company with responsibility for the Company’s overall product design and development efforts. Prior to founding Aerial7, Mr. Johnson has been a successful entrepreneur and executive at various companies where he has designed consumer products targeting young adults for more than twenty years, including founding and serving as the Chief Executive Officer and President of Jet Pilot, a designer of technically advanced wetsuits, vests and apparel for the sport of personal watercraft racing, prior to its successful sale to O’Neill. Mr. Johnson also founded Rivet International, a cell phone and iPod accessories business, and has successfully operated a design company that has worked with clients such as Altec Lansing, Plantronics, Boost Mobile and Amp’d Mobile.

There are no family relationships between either of Mr. Egorin or Mr. Johnson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving either of Mr. Egorin or Mr. Johnson that would require disclosure under Item 404(a) of Regulation S-K.

In addition to the compensation set forth in the table attached hereto as Exhibit 10.1, the Compensation and Human Resources Committee approved termination and change of control programs for each of Messrs. Egorin and Johnson, as follows:

If Mr. Egorin or Mr. Johnson is terminated without cause or as a result of his constructive termination, he is entitled to receive (a) an amount equal to six months of his then applicable salary, (b) a pro-rated number of his unvested restricted stock units (“RSUs”) and options shall vest automatically, determined by multiplying the number of unvested RSUs or options by a fraction, the numerator of which is the number of complete months of his continuous employment from the grant date of the RSUs or options and the denominator of which is the number of complete months between the grant date of the RSUs or options and the original time based vesting date, and (c) continued health benefits for a period of six months. In the event Mr. Egorin or Mr. Johnson is terminated following a change in control of the Company, he shall be entitled to receive (a) an amount equal to twelve months of his then applicable salary, (b) an amount equal to twelve months of his targeted bonus for the applicable calendar year, (c) full vesting of his unvested RSUs, and (d) continued health benefits for a period of twelve months.

In addition to other previously disclosed benefits, if a change a control of the Company occurs before his options have fully vested, each of Messrs. Baker, Dennison, Egorin, Johnson and Roberts shall also be entitled to receive either (a) full vesting of his unvested options if the change of control occurs on or after April 10, 2013, or (b) vesting of 50% of his unvested options if the change of control occurs before April 10, 2013 and he is subsequently terminated within one year of the change of control event.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between the Company and Seth Egorin.+

10.2	Amended and Restated Employment Agreement by and between the Company and Phil Johnson.+

10.3	Form of Stock Option Agreement.+

10.4	Amendment #1 to Employment Agreement by and between the Company and Michael D. Heil.+

10.5	2012 Bonus Program.+

10.6	2012 Compensation Information for Executive Officers+

+	Management or compensatory plan or agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.

Dated: April 12, 2012	By:	/s/ Darryl S. Baker
Darryl S. Baker Vice President, Chief Financial Officer & Treasurer